Exhibit 99.1

Biostar Pharmaceuticals, Inc. Expands Rural Network by Over 21% in Third Quarter 2010; Brings Total Number of Locations to 8,500

XIANYANG, China, Oct 25/PRNewswire-Asia-FirstCall/ -- Biostar Pharmaceuticals, Inc. (Nasdaq:BSPM - News) ("Biostar" or "the Company"), a Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsules ("Xin Aoxing Capsules"), and a variety of pharmaceutical products, today announced it has expanded its rural distribution network in the third quarter ended September 30, 2010 to 8,500 locations, an increase of approximately 21.4% from the second quarter ended June 30, 2010.

Biostar sees significant opportunities created by the state-implemented New Rural Cooperative Medical System to expand its rural distribution network. As of September 30, 2010, 10 of the Company’s products were available for sale in approximately 8,500 rural retail locations across 22 provinces. Based on current internal projections, management expects the Company’s rural retail distribution to double over the next few years. Sales to rural markets grew 66% in the first half of 2010 to $4.8 million, representing approximately 15% of total sales.

"We continue to expand our rural distribution network aggressively," commented Ronghua Wang, Chairman and Chief Executive Officer of Biostar. “With the PRC government allocating nearly $5.6 billion to expand basic medical services to all 900 million rural farmers by 2010, Biostar is well positioned to capitalize on this secular growth opportunity. We see many more years of healthy growth as more Chinese consumers have access to our products and our brand awareness continues to grow. Expanded rural distribution, coupled with strong growth in existing markets, makes us confident in reaching our 2010 sales and net income guidance of $80 million and $18 million, respectively.”

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products, two prescription-based pharmaceuticals, one medical device and five health supplements.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our Form S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, our 10-K for the year ended December 31, 2009, and other recent filings. These filings are available at http://www.sec.gov . We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

For further information, contact:

Bill Chen (Deyin), CFO
Tel:   +86-138-161-00700
Email: bchen65@gmail.com
Web: http://www.biostarpharmaceuticals.com

Ted Haberfield
HC International, Inc.
Tel:   US +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net